EXHIBIT 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

Richard S. Cupp, the principal executive officer, and Hwa Kyung Kim, the principal financial officer of Center Financial Corporation (“Center Financial”), certify, based on our knowledge, that:

(i) Center Financial’s compensation committee has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to Center Financial;

(ii) Center Financial’s compensation committee has identified and limited during any part of the most recently completed fiscal year that was a TARP period, any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Center Financial, and has identified any features of the employee compensation plans that pose risks to Center Financial and has limited those features to ensure that Center Financial is not unnecessarily exposed to risks;

(iii) Center Financial’s compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of the Center Financial’s reported earnings to enhance the compensation of an employee, and has limited any such features;

(iv) Center Financial’s compensation committee will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) Center Financial’s compensation committee will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Center Financial;

(B) Employee compensation plans that unnecessarily expose Center Financial to risks; and

(C) Employee compensation plans that could encourage the manipulation of Center Financial’s reported earnings to enhance the compensation of an employee;

(vi) Center Financial has required that bonus payments to SEOs and the 20 next most highly compensated employees, as defined in the regulations and guidance established under Section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Center Financial has prohibited any golden parachute payment, as defined in the regulations and guidance established under Section 111 of EESA, to an SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii) Center Financial has limited bonus payments to its applicable employees in accordance with Section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix) Center Financial and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under Section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period, and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x) Center Financial will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;

(xi) Center Financial will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under Section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Center Financial will disclose whether Center Financial, its board of directors, or its compensation committee has engaged during any part of the most recently completed fiscal year that was a TARP period, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Center Financial has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under Section 111 of EESA, to the SEOs and the next 20 most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv) Center Financial has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Center Financial and Treasury, including any amendments;

(xv) Center Financial has submitted to Treasury a complete and accurate list of the SEOs and the 20 next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi) We understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

Dated: March 3, 2011	/s/ Richard S. Cupp
Richard S. Cupp Principal Executive Officer

/s/ Hwa Kyung Kim
Hwa Kyung Kim Principal Financial Officer